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                            BANK SOUTH CORPORATION
          EXHIBIT 11 - STATEMENT RE COMPUTATION OF PER SHARE EARNINGS (in thousands, except per share amounts)





                                                     Three Months Ended June 30,         Six Months Ended June 30,

Primary:                                               1995              1994             1995               1994
                                                      -------           -------          -------            -------
  Average Shares Outstanding                           58,668            57,810           58,565             56,519
  Dilutive Stock Options -
   based on the treasury stock method using
   the average market price for the period                879               761              776                681
                                                      -------           -------          -------            -------
     Total primary shares outstanding                  59,547            58,571           59,341             57,200
                                                      =======           =======          =======            =======
  Net Income                                          $21,838           $22,643          $37,279            $41,952
                                                      =======           =======          =======            =======


  Primary earnings per share                            $0.37             $0.39            $0.63              $0.73
                                                      =======           =======          =======            =======


Fully diluted:

  Average Shares Outstanding                           58,668            57,810           58,565             56,519
  Dilutive Stock Options -
   based on the treasury stock method using
   the period-end market price, if greater
   than average market price for the period               928               761              918                733
                                                      -------           -------          -------            -------
     Total fully-dilutive shares outstanding           59,596            58,571           59,483             57,252
                                                      =======           =======          =======            =======
  Net Income                                          $21,838           $22,643          $37,279            $41,952
                                                      =======           =======          =======            =======


  Fully diluted earnings per share *                    $0.37             $0.39            $0.63              $0.73
                                                      =======           =======          =======            =======
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   * Fully diluted earnings per share is less than 3% dilutive and, therefore, was not disclosed on the Statements of Income in accordance with the provisions of Accounting Principles Board Opinion Number 15.